Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2005 Stock Option Plan, as amended, of Prosper Marketplace Inc. of our report dated March 30, 2010 relating to the consolidated financial statements of Prosper Marketplace Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Odenberg Ullakko Muranishi & Co. LLP

San Francisco, California
December 9, 2010